                                                                    Exhibit 4.01


                  FIRST AMENDMENT, dated as of June 4, 1997 (this "Amendment"), to and of the Credit Agreement, dated as of October 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms used herein and not otherwise defined herein are used herein as therein defined), among CSK AUTO, INC., an Arizona corporation (the "Company"), the several lenders from time to time parties thereto (the "Lenders"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Company has requested that Lenders and the Administrative Agent consent to certain matters regarding certain provisions of the Credit Agreement; and

                  WHEREAS, the Lenders party hereto and the Administrative Agent are willing to consent to such matters and to amend the Credit Agreement, but only on, and subject to, the terms and conditions hereof;

                  NOW, THEREFORE, in consideration of the mutual premises and mutual agreements contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree as follows:

                  SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT.

                  (a) Amendment to Subsection 1.1 (Defined Terms). Subsection
1.1 is hereby amended by deleting from the definition of "Interest Coverage Ratio" the following words:

         "THE FIRST DAY OF THE FIRST FISCAL QUARTER COMMENCING ON OR AFTER THE CLOSING DATE"

and substituting the following words therefor:

         "OCTOBER 28, 1996"; and

                  (b) Amendment to Subsection 8.8 (Consolidated EBITDA). Subsection 8.8 is hereby amended by deleting the following words:

         "THE FIRST DAY OF THE FIRST FISCAL QUARTER COMMENCING ON OR AFTER THE CLOSING DATE"

and substituting the following words therefor:

         "OCTOBER 28, 1996".

                  SECTION 2. REPRESENTATIONS AND WARRANTIES. To induce the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Lenders as of the date hereof that the representations and warranties made by the Company in the Credit Agreement are true and correct in all material respects on and as of the date hereof, after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  SECTION 3. EXPENSES. The Company agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of Simpson, Thacher & Bartlett, counsel to the Administrative Agent.

                  SECTION 4. CREDIT DOCUMENT ACKNOWLEDGMENT. The Administrative Agent shall receive from each Credit Party with respect to the Credit Documents to which it is a party an acknowledgment and consent substantially in the form of Exhibit A hereto to the execution, delivery and performance of this Amendment and the transactions contemplated hereby and that such execution, delivery and performance shall not affect such Credit Party's obligations under any Credit Document.

                  SECTION 5. EFFECTIVENESS. This Amendment shall become effective as of May 1, 1997 upon the date that the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Company, the Required Lenders and the Administrative Agent.

                  SECTION 6. CONTINUING EFFECT OF CREDIT AGREEMENT. Except for the amendments expressly provided herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                  SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts by the parties hereto, and all of said counterparts, when taken together, shall be deemed to constitute one and the same instrument.

                  SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


               FIRST AMENDMENT TO CSK AUTO, INC. CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                 CSK AUTO, INC.



                                 By: /s/ James G. Bazlen
                                     ----------------------------------------
                                     Name: James G. Bazlen
                                     Title: President



                                 THE CHASE MANHATTAN BANK,
                                 as Administrative Agent and a Lender



                                 By: /s/ William P. Rindfuss
                                     ----------------------------------------
                                     Name: William P. Rindfuss
                                     Title: Vice President



                                 AMARA-1 FINANCE, LTD.



                                 By: /s/ Andrew Wignall
                                     ----------------------------------------
                                     Name: Andrew Ian Wignall
                                     Title: Director



                                 BANK POLSKA KASA OPIEKI S.A. - PEKAO
                                   GROUP S.A.,
                                   New York Branch



                                 By: /s/ William A. Shea
                                     ----------------------------------------
                                     Name: William A. Shea
                                     Title: Vice President, Senior Lending
                                       Officer


               FIRST AMENDMENT TO CSK AUTO, INC. CREDIT AGREEMENT

                                 CHL LOAN TRADING



                                 By:
                                     ----------------------------------------
                                    Name:
                                    Title:



                                 CITIBANK, N.A.



                                 By: /s/ Hans L. Christensen
                                     ----------------------------------------
                                     Name: Hans L. Christensen
                                     Title: Vice President



                                 CRESCENT/MACH I PARTNERS, L.P.

                                 By: TCW Asset Management Company, its
                                     Investment Manager



                                 By: /s/ TCW Asset Management Company
                                     ----------------------------------------
                                     Name:
                                     Title:



                                 DLJ CAPITAL FUNDING, INC.



                                 By: /s/ Stephen P. Hickey
                                     ----------------------------------------
                                     Name: Stephen P. Hickey
                                     Title: Managing Director


               FIRST AMENDMENT TO CSK AUTO, INC. CREDIT AGREEMENT
               --------------------------------------------------

                                 BANKBOSTON, N.A.



                                 By: /s/ Diane J. Exter
                                     ----------------------------------------
                                     Name: Diane J. Exter
                                     Title: Managing Director



                                 FLEET BANK, NATIONAL ASSOCIATION



                                 By: /s/ James C. Silva
                                     ----------------------------------------
                                     Name: James C. Silva
                                     Title: Assistant Vice President



                                 GOLDMAN SACHS CREDIT PARTNERS L.P.



                                 By: /s/ James E. Urban
                                     ----------------------------------------
                                     Name: James E. Urban
                                     Title: Authorized Signer



                                 LEHMAN COMERCIAL PAPER INC.



                                 By: /s/ Michele Swanson
                                     ----------------------------------------
                                     Name:  Michele Swanson
                                     Title: Authorized Signatory


               FIRST AMENDMENT TO CSK AUTO, INC. CREDIT AGREEMENT
                                       A-5
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                                 MERRILL LYNCH PRIME RATE PORTFOLIO,
                                   By:  Merrill Lynch Asset Management, L.P.,
                                        as Investment Advisor



                                 By: /s/ Anne McCarthy
                                     ----------------------------------------
                                     Name:  Anne McCarthy
                                     Title:  Authorized Signatory



                                 MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.



                                 By: /s/ Anne McCarthy
                                     ----------------------------------------
                                     Name:  Anne McCarthy
                                     Title:  Authorized Signatory



                                 ML CBO IV (CAYMAN) LTD.



                                 By: /s/ James Dondero
                                     ----------------------------------------
                                     Name:  James Dondero, CPA, CFA
                                     Title: President, Protective Asset
                                            Management. L.L.C.



                                 NATIONAL BANK OF CANADA, A CANADIAN CHARTERED
                                     BANK, NEW YORK BRANCH


                                 By: /s/ Thomas H. Hopkins
                                     ----------------------------------------
                                     Thomas H. Hopkins
                                     Vice President

                                     /s/ Glenn S. Borroughs
                                     ----------------------------------------
                                     Name: Glenn S. Borroughs
                                     Title: Vice President


               FIRST AMENDMENT TO CSK AUTO, INC. CREDIT AGREEMENT

                                 NATIONAL WESTMINSTER BANK, PLC



                                 By: /s/ David Yewer
                                     ----------------------------------------
                                     Name: David Yewer
                                     Title: Senior Vice President



                                 PRIME INCOME TRUST



                                 By: /s/ Rafael Scolari
                                     ----------------------------------------
                                     Name:  Rafael Scolari
                                     Title: V.P. Portfolio Manager



                                 RESTRUCTURED OBLIGATIONS BACKED BY
                                   SENIOR ASSETS, B.V.

                                 By: Chancellor LGT Senior Secured Management Inc. as Portfolio Advisor

                                 By: /s/ Christopher E. Jansen
                                     ----------------------------------------
                                     Name:  Christopher E. Jansen
                                     Title:  Managing Director



                                 SENIOR DEBT PORTFOLIO,
                                   By:  Boston Management and Research,
                                        as Investment Advisor



                                 By: /s/ Scott H. Page
                                     ----------------------------------------
                                     Name:  Scott H. Page
                                     Title:  Vice President


               FIRST AMENDMENT TO CSK AUTO, INC. CREDIT AGREEMENT
                                       A-7
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                                 VAN KAMPEN AMERICAN CAPITAL PRIME
                                   RATE INCOME TRUST



                                 By: /s/ Van Kampen American Capital
                                     ----------------------------------------
                                     Name:
                                     Title:


               FIRST AMENDMENT TO CSK AUTO, INC. CREDIT AGREEMENT
                                       A-8